UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

DRESSER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of Principal Executive Offices)

(972) 361-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)   Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Internal Review

On May 23, 2006, Dresser, Inc. (the “Company”) announced that the Audit Committee of the Company’s Board of Directors determined on May 23, 2006 that the Company would restate its 2004 annual and quarterly financial statements and first, second and third quarter 2005 financial statements and that the financial statements being restated should no longer be relied upon. The Company also announced that it is evaluating the potential need to restate its financial statements for periods prior to 2004.

The restatements relate in part to errors associated with the Company’s businesses which were sold in November 2005. The errors associated with the divested businesses relate to hedge accounting documentation for derivative transactions under FAS 133, Accounting for Derivative Instruments and Hedging Activities, and to the accounting treatment of income tax associated with the inter-company transfer of inventory between tax jurisdictions. As previously reported, the 2005 third quarter financial statements will be restated to allocate a portion of interest expense from continuing to discontinued (divested) operations.

In addition, certain other accounting errors to be corrected relate to the Company’s continuing operations including the timing of the recognition of certain revenue and expense items. For example, one of the revenue recognition matters is related to the timing of the transfer of title of goods under the terms and conditions associated with a limited number of contracts. As a matter of policy, the Company no longer utilizes contracts with these terms and conditions.

The Audit Committee of the Company’s Board of Directors has discussed these identified matters with the Company’s independent registered public accountants, PricewaterhouseCoopers LLP.

ITEM 7.01   Regulation FD Disclosure.

On May 23, 2006 , the Company announced that it would extend the expiration time of its previously announced consent solicitation (the “Consent Solicitation”) from the holders of record, as of May 8, 2006, of its outstanding $550.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2011 (the “Notes”) for the amendment and waiver of certain reporting requirements in the indenture for the Notes. The expiration time has been extended from May 23, 2006, to 5 p. m., New York City time, on May 26, 2006, unless further extended or terminated by the Company.

A copy of the press release announcing the extension is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.
(registrant)

Date: May 24, 2006	By:	/s/ Patrick M. Murray
	Name:	Patrick M. Murray
	Its:	Chief Executive Officer

Index of Exhibits

Exhibit No.	Description

99.1	Press Release of Dresser, Inc. dated May 23, 2006.